EXHIBIT 10.3

MANAGEMENT AGREEMENT

This Management agreement (“Agreement”), effective as of this 15th day of March, 2019 (“Effective Date”) by and between Nevada Medical Group, a Nevada limited liability company (“Management”), with its principal office at 3375 Pepper Lane, Las Vegas, NV 89120 and Comprehensive Care Group LLC, an Arkansas limited liability company (“Owner”) with its principal office at 11323 Arcade Drive, Suite C107, Little Rock, AR 72212 (each being referred to individually as a “Party” and collectively as the “Parties”).

THIS MANAGEMENT AGREEMENT IS SUBJECT TO AND CONTINGENT UPON APPROVAL OF THE ARKANSAS ALCOHOLIC BEVERAGE CONTROL DIVISION OF THE ARKANSAS DEPARTMENT OF FINANCE AND ADMINISTRATION AND APPLICABLE LOCAL LICENSING AUTHORITIES, INCLUDING THE ARKANSAS MEDICAL MARIJUANA COMMISSION (TOGETHER, THE “AUTHORITIES”). IF PROFIT SHARING IS FORBIDDEN BY STATE OR LOCAL LAW, PARTIES AGREE TO NEGOTIATE IN GOOD FAITH TO CONFORM THE CONSULTANT’S FEE STRUCTURE ACCORDING TO GUIDANCE PROVIDED FROM THE AUTHORITIES.

RECITALS

WHEREAS, Owner possesses one or more licenses entitling Owner to own and operate a marijuana retail establishment (the “Business”) under Provisional Application in Zone 3 pursuant to Arkansas Alcohol Beverage and Control Board/Department, MMC Rules and other applicable state and local law, and the regulations issued by the state of Arkansas as may be amended from time to time (collectively the “Regulations”);

WHEREAS, Management is in the business of providing management, staffing, operations, administration, oversight, and other related services for licensed marijuana facilities;

WHEREAS, Owner desires to retain certain Services (as defined below) of Management, and Management wishes to provide such Services to owner pursuant to the terms of this Agreement; and

WHEREAS, the Owner desires to enter into a contractual relationship with Management whereby Management’s compensation may include sharing in the profit from the services provided by Management, subject to the approvals from the various state and local government agencies that regulate the marijuana industries;

WHEREAS, the Parties desire this Agreement to be contingent on the express or implied approval of the Authorities, if necessary.

1

NOW, THEREFORE, for good and valuable consideration, and the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Engagement and Services.

1.1 Owner hereby agrees to hire Management as an independent contractor to perform the operations and management services set forth in the Statement of Work attached hereto as Exhibit A (the “Services”). Management hereby accepts such engagement by Owner upon the terms and conditions set forth herein.

1.2. Management shall provide the Services to Owner’s retail facility, the building structure and real property upon which the building structure sits, located at 203 N. Ok St., West Memphis, AR 72301 (the “Owner’s Facility”). This Agreement shall apply only to Owner’s Facility as currently defined.

2. Compensation and Expenses.

2.1. Management. As consideration for Management’s performance of the Services, Owner shall provide compensation to Management for Operations Management services and pursuant to the Compensation for Services schedule attached hereto as Exhibit B (the “Compensation”).

2.2. Management Personnel. Management Personnel means all workers, independent contractors, and employees of Management. In addition to the Compensation referenced in Section 2.1, Owner shall pay to Management the aggregate cost of all payroll-related expenses incurred by Management, including but not limited to, wages for Management Personnel, overtime wages, salaries, payroll taxes, amounts payable by Management to its independent contractors, Workers’ Compensation insurance, and unemployment insurance, in the delivery of the Services (as defined in Exhibit A) and performance of this Agreement. Management shall provide Owner with reasonable proof of Management’s actual payroll and independent contractor expenses, and Owner shall pay Management for Management’s actual payroll and independent contractor expenses at least five (5) business days in advance of each payday as determined by Management, following which Management shall use these funds to cover all Management’s payroll and independent contractor expenses. At the Effective Date of this Agreement, Owner shall pay to Management an amount equal to one (1) month of Management’s payroll-related expenses, as determined in the reasonable judgment of Management, for Management to keep as a reserve to be applied solely to Management’s payroll-related expenses. Owner and Management shall meet at a designated date/time on a monthly basis and at other times as agreed between the Parties, but not less than monthly, to discuss and review any forecasted or projected payroll-related (and other operational) expenses arising out of Section 2.2 of this Agreement.

2

2.3. Non-Labor Related Expenses. In addition to the Compensation referenced in Section 2.1 and the costs and expenses referenced in Section 2.2, Owner shall cover the cost of all operating and capital expenses incurred by Management in the delivery of the Services (as defined in Exhibit A), all marketing expenses incurred by Management, Owner, or any third-parties in connection with the Business, and the performance of this Agreement. Management shall obtain Owner’s authorization prior to incurring any non-payroll expenses related to the Services performed, any marketing efforts in connection with the Business, or performance of this Agreement. Management shall submit a request for reimbursement, accompanied with proof of the expense, to Owner on a monthly basis. Owner shall pay Management and any applicable third-parties on or before the fifth of each calendar month for the prior month’s submitted requests for reimbursement. Owner and Management shall meet on a monthly basis (as referenced in the preceding paragraph) and at other times as agreed between the Parties, but not less than monthly, to discuss and review any forecasted or projected operating and capital expenses and any non-payroll expenses arising out of Section 2.3 of this Agreement.

3. Obligations of Owner.

3.1 Owner shall comply with all Regulations, including any law regarding marijuana cultivation, dispensaries, manufacturing, processing, marketing, distribution and sales, and shall maintain the validity of all requisite licenses. Owner shall at all times be required to furnish Management with verification of all relevant licenses.

3.2 Owner shall ensure Management’s access to Owner’s Facility at all times necessary for Management to perform the Services as permitted by the Regulations.

3.3 Owner shall maintain the following insurances: (i) products liability; (ii) property hazard; (iii) general liability; (iv) multi-peril crop; (v) business interruption; (vi) data protection; and (vii) directors and officers, in such commercially reasonable amounts as required to protect against any potential losses, which shall include loss of business income to Owner and/or Management, and to protect Management from any loss or claim resulting from negligent acts of Owner. Management shall be named as an additional insured to Owner’s insurance policies and Owner shall at all times be required to furnish Management with current certificates of insurance for such policies.

3.4 Owner shall be solely responsible for all reporting to, and communications with, all governmental agencies and representatives.

3.5 Owner shall hire a qualified neutral third-party to maintain the financial books and records of the business contemplated by Owner as part of this Agreement. The expense of this qualified neutral third-party shall be the sole responsibility of Owner.

3

4. Obligations of Management.

4.1 Management agrees to exercise professionalism, skill and expertise in performing the Services and the tasks required to complete the Services in a diligent, timely and workman-like manner.

4.2 Management shall provide sufficient personnel and Management Personnel as to perform the Services in accordance with the terms of this Agreement in accordance with all Regulations. The personnel will be employees or independent contractors of Management, not of Owner.

4.3 Management shall comply with all Regulations, including any law regarding marijuana cultivation, dispensaries, manufacturing, processing, marketing, distribution, and sales, and shall maintain the validity of all licenses as may be required by any state or local law.

4.4 Management shall maintain Owner’s Facility and Owner’s assets in safe and optimal working condition, normal and reasonable wear and tear expected. For purposes of this section, optimal working condition shall mean that the Owner’s Facility shall meet or exceed all required security and safety laws, rules and codes, and all Regulations.

4.5 Management shall only allow its employees and subcontractors that are properly licensed pursuant to the Regulations to perform Services in Owner’s marijuana facility.

4.6 Management shall maintain reasonable control over and shall reasonably supervise its employees and independent contractors in the performance of the Services.

4.7 Management shall ensure that any third-party access that may be granted to Owner’s Facility by Management shall be in strict compliance with the Regulations and that Management shall be responsible for the third-party at all times while in Owner’s Facility.

4.8 Management shall maintain general liability insurance in the amount of not less than $1,000,000.00, or the replacement cost of the Owner’s Facility, whichever is greater. Owner shall be named as in additional insured to Management’s insurance policy and Management shall at all times be required to furnish Owner with a current certificate of insurance for such policy. Additionally, Management shall at all times during the term of this Agreement adhere to all Arkansas insurance coverage laws, including, but not limited to, maintaining legally sufficient Workers’ Compensation insurance that covers all necessary parties, as required by law, and ensuring all vehicles used in performing the Services are insured at or above the legal requirements in Arkansas. Owner shall pay for Management’s Worker’s Compensation insurance pursuant to Section 2.2.

4.9 Management shall provide immediate notice and copy to Owner of any material communications with governmental agencies and representatives.

4.10 During the term of this Agreement, Management shall maintain an employee handbook and shall enter and maintain confidentiality agreements with all its employees. Management shall maintain service agreements with its independent contractors and with its subcontractors and shall execute and maintain confidentiality agreements with its independent contractors and with its subcontractors to the extent that such independent contractors or subcontractors have or will have access to any confidential or proprietary information of Management or Owner.

4

4.11 Management shall provide Owner with monthly financial reports. Management shall be available at least once per month via either phone conference or in person, to confer with Owner about the financial reports and any budgeting issues.

5. Intellectual Property.

5.1 Confidential Information. Owner acknowledges that Owner may be entrusted with confidential information belonging to Management, including, but not limited to, Management’s Incorporated Property (“Incorporated Property” shall be defined for purposes of this Agreement as any and all Management-owned information, documents, applications, data, schematics, and diagrams (1) used in association with and/or created in furtherance of this Agreement and/or the completion of any related matters and/or the satisfaction of any relevant state or local legal or regulatory requirements including anything related to the procurement of the necessary approvals to operate the Facility and/or the operation of any business that is operating in the same or similar business as the Owner, (2) included in any application, accompaniment to any application, submission, or other document related to or constituting, in whole or in part, a product of the Services and/or Management’s performance under this Agreement; and/or (3) otherwise originating, in whole or part, out of the Services and/or the performance of this Agreement by Management) and portions thereof, strategies and plans, Management’s contracts, Management’s financial information, Management’s professional fee information, Management’s salary information, Management list, Management’s payor and vendor lists, Management’s cost and profit information, Management’s record keeping practices, Management’s policies and procedures, Management’s operational matters and practices, Management information, Management’s development and research work, Management’s marketing programs, Management’s plans, proposals, Management’s applications, Management’s accompaniments to applications, Management’s narrative descriptions, Management’s manuals and materials, Management’s nutrient formulas, Management’s soil formulas, Management’s chemical formulas, Management’s cultivation processes general and specific to certain strains, Management’s know-how, Management’s other trade secrets, Management’s trademarks, Management’s copyrights, Management’s patents, Management’s marijuana plant genetics and strains, Management’s business and financial records, Management’s customer lists and contractor lists and other information (hereinafter, the “Confidential Information” or “Proprietary Information”). Without limiting the generality or applicability of the foregoing, the terms of this Agreement, all exhibits and schedules referenced in this Agreement and all information on such exhibits, and all written and oral information delivered to, disclosed to, or shared with Owner by Management and/or Management’s agents will constitute Confidential Information notwithstanding the fact that such information may have been delivered to, or shared with others by Management or otherwise become available to the general public, unless Management agrees otherwise in writing. Owner further acknowledges that Owner has been instructed by Management to, and Owner agrees that they will, maintain Management’s Confidential Information in a confidential manner during the term of Agreement and after the termination or expiration of this Agreement. Without limiting the generality or applicability of the foregoing, Owner agrees that Owner will not disclose any of Management’s Confidential Information to any person or entity not authorized in writing by Management to receive or use such Confidential Information. Owner further agrees that Owner will not use, and will not permit or aid others in the use of, Management’s Confidential Information for any purpose other than the purposes contemplated by this Agreement.

5

5.2 Ownership; Proprietary Rights. Management shall retain all rights in and to the Confidential Information. Further, each Party shall retain all rights in and to its patents, patent applications, patent disclosures, inventions, improvements (whether patentable or not), copyrights, copyrightable works, trademarks, service marks, registrations, and other intellectual property and applications therefor (collectively, “Intellectual Property”) created, developed, or conceived prior to the Effective Date or outside the performance of the Services, except that any Intellectual Property created, developed, or conceived using the Confidential Information at any time shall be solely owned by Management. To the extent that a Party creates any updates, derivative works, changes, or modifications of any Intellectual Property owned by Management or Intellectual Property incorporating any Management Confidential Information in the performance of the Services or otherwise, such updates, derivative works, changes, modifications or Intellectual Property (“Management Work Product”) will be owned solely by Management (except as to any portion thereof that incorporates any Intellectual Property of Owner, which portion, if any, shall continue to be owned solely by Owner), and Owner hereby irrevocably assigns to Management all right, title, and interest in and to Management Work Product, including all Intellectual Property therein to the extent set forth, and subject to the limitations of, this Section 5.2. All Intellectual Property created, developed, or conceived solely by Management during the term of this Agreement shall be the sole and exclusive property of Management. Except as otherwise set forth in Sections 5.1 and 5.2: (i) all Intellectual Property created, developed, or conceived solely by the Owner during the term of this Agreement that is not otherwise deemed to be owned by Management pursuant to Sections 5.1 or 5.2 shall be the sole and exclusive property of the Owner; and (ii) all Intellectual Property created, developed, or conceived jointly by Owner and Management during the term of this Agreement that is not otherwise deemed to be owned by Management or by Owner pursuant to Sections 5.1 or 5.2 (collectively, “Joint Intellectual Property”) shall be owned by Management and Owner on a 50-50 basis, provided, that, neither Management nor Owner shall license, sell, assign, hypothecate, gift, or otherwise transfer any other their right, title, or interest to any Joint Intellectual Property without the prior written consent of the other Party. Responsibility for all expenses related to ownership of any Intellectual Property shall be borne by the owner of such Intellectual Property. As to any Joint Intellectual Property: (a) responsibility for all expenses related to any said Joint Intellectual Property shall be borne by each Party on the same pro-rata basis as is the ownership interest; (b) the parties shall be entitled to interest in or rights to royalties as to such Joint Intellectual Property likewise on the same pro-rata basis as is the ownership interest; and (c) any other rights or duties not otherwise mentioned, herein, shall flow to the parties on the same pro-rata basis as is the ownership interest as to such Joint Intellectual Property. The parties shall cooperate in good faith to execute appropriate licensing agreements to facilitate the use of Management’s and/or its affiliates’ Intellectual Property in connection with Owner’s operations.

6

6. Representations and Warranties.

6.1 By Owner. Owner represents and warrants that: (i) it has and will continue to maintain at all times all licenses required to cultivate, manufacture, and distribute marijuana pursuant to state laws and regulations; (ii) it has and will continue to conform to all applicable local, state and federal laws and regulations (excepting federal laws that conflict with state marijuana laws); (iii) the execution and delivery of this Agreement by Owner does not require the consent of any third-party, except for the applicable state-level regulatory agency, and will not violate, with our without notice, Owner’s organizational documents or, any agreement, contract, license or permit to which Owner is a Party or is bound; and (iv) Owner is, and at all times during the term of this Agreement will be, a manager-managed limited liability company or a corporation, and that Management shall at all times during the term of this Agreement be authorized to act as Owner’s manager, officers, or authorized agent of Owner’s manager to perform the Services in the manner set forth under this Agreement.

6.2 By Management. Management represents and warrants that it: (i) is engaged in an independent business and has full right and power to enter into and perform this Agreement without the consent of any third-party, except for the applicable state-level regulatory agency; and (ii) shall only allow Management employees, independent contractors, or subcontractors that are properly licensed pursuant to the Regulations to enter Owner’s facilities to perform the Services.

7. Indemnification.

7.1 By Owner. Owner hereby agrees to defend, indemnify and hold Management, its directors, officers, employees, agents and affiliates harmless from and against any loss, claim, action, damage, expense or liability, including amounts paid in settlement or compromise of any such claim, action or demand (including defense costs and attorneys’ fees) resulting from any third-party claim or suit arising out of or relating to (i) a material breach of this Agreement by Owner; (ii) the intentional or negligent conduct of Owner or any of Owner’s directors, officers, employees, and/or agents; (iii) any product, good, or service sold or provided by Owner; (iv) the failure of any marijuana crop or degradation of any deliverables of Owner (whether under this Agreement or otherwise); provided, however, that the foregoing indemnity obligations shall not apply where such claim is the result of the intentional misconduct or negligent act of Management and there shall be apportionment in accordance with responsibility when such obligation derives in part from the acts or omissions of Owner.

7

7.2 By Management. Management hereby agrees to defend, indemnify and hold Owner, its directors, officers, employees, agents and affiliates harmless from and against any loss, claim, action, damage, expense or liability, including amounts paid in settlement or compromise of any such claim, action or demand (including defense costs and attorneys’ fees) resulting from any third-party claim or suit arising out of or relating to (i) a material breach of this Agreement by Management; (ii) the intentional or negligent conduct of Management or any of Management’s directors, officers, employees, independent contractors, and/or agents; or (iii) any claim that any cultivation process, dispensary process or product supplied by Management infringes any patent, copyright, trade secret or other right of any third-party; provided, however, that the foregoing indemnity obligation shall not apply where such claim is solely the result of the intentional misconduct or negligent act of Owner and there shall be apportionment in accordance with responsibility when such obligation derives in part from acts of Management.

7.3 Procedures. Unless otherwise agreed in writing by the Parties, in the event that a third-party claim is made or third-party suit is filed for which either Party intends to seek indemnification from the other Party pursuant to this section, the Party seeking indemnification (the “Indemnitee”) shall promptly notify the other Party (the “Indemnitor”) of said claim or suit. The Indemnitor shall have the right to control, through counsel of its choosing, the defense of such third-party claim or suit. The Indemnitee shall cooperate fully with the Indemnitor and its counsel in the defense of any such claim or suit and shall make available to the Indemnitor any books, records or other document necessary or appropriate for such defense. The Indemnitee shall have the right to participate, at the Indemnitee’s expense, in the defense of any such claim or suit through counsel chosen by the Indemnitee. If the Indemnitor fails or refuses to conduct such defense, or the Indemnitee has been advised by counsel that it may have defenses available to it which are different from or in addition to those available to the Indemnitor, or that the Indemnitee’s interests are adverse to the Indemnitor’s interests, then the Indemnitee may defend against the action(s) at the Indemnitor’s expense.

8. No Warranty; Limitation of Liability. ANY AND ALL DELIVERABLES AND PRODUCTS SUPPLIED OR DELIVERED BY MANAGEMENT PURSUANT TO THIS AGREEMENT ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. NEITHER PARTY MAKES ANY WARRANTY OR REPRESENTATION OTHER THAN AS EXPRESSLY PROVIDED FOR ABOVE. MANAGEMENT SHALL NOT BE LIABLE TO OWNER OR ITS CUSTOMERS FOR ANY LOSS, CLAIM, DAMAGE OR LIABILITY OF ANY KIND OR NATURE THAT MAY ARISE FROM OR IN CONNECTION WITH ANY SALE OR USE OF THE DELIVERABLES OR PRODUCTS SUPPLIED BY MANAGEMENT, OR ANY MARIJUANA OR OTHER PRODUCT OR SERVICE OF OWNER, OR OTHERWISE ARISING OUT OF THIS AGREEMENT. TO THE EXTENT THE TERMS CONTAINED IN PARAGRAPH 8 CONFLICTS WITH THE TERMS CONTAINED IN PARAGRAPHS 7.0 THROUGH 7.3, PARAGRAPHS 7.0 THROUGH 7.3 SHALL PREVAIL. THIS PARAGRAPH IS SUBJECT TO APPLICABLE LAWS, IF ANY, WHICH PROHIBIT ANY ATTEMPT TO DISCLAIM WARRANTIES WHICH ARE NOT DISCLAIMABLE.

8

9. Terms and termination.

9.1 Unless earlier terminated as provided for in this section, the term of this Agreement shall commence upon the Effective Date and continue for five (5) years (the “Term”). The Agreement may be renewed by the Parties contingent on terms mutually agreed to by the parties.

9.2 Either Party may terminate this Agreement (i) in the event of a material breach by the other Party as detailed in Section 9.4 or (ii) at any time upon mutual written consent.

9.3 It is intended that this Agreement shall run with the business. In the event of any transfer of the voting rights or control of the business of Owner, regardless of the form of such transfer, or the sale of the applicable license(s), or any other occurrence that results in an impermissible or intended termination of the Management or that is designed to give rise to any of the conditions enumerated in Section 9.5, the Management shall be entitled to an immediate and complete acceleration of its rights.

9.4 Subject to the provisions of the section entitled “Force Majeure,” if either Party shall breach any material obligation required under this Agreement, the other Party must give prompt written notice describing in detail the breach and its intention to terminate this Agreement if the breach is not cured (the “Notice of Breach”). If the breaching Party fails to cure such material breach within Ten (10) days following such Notice, or if such breach is not capable of cure within thirty (30) day period, then the non-breaching Party may, in addition to all other remedies available at law or in equity, terminate this Agreement upon written notice of final termination to the breaching Party (the “Final Notice of Breach”). Notwithstanding the foregoing, in the event of non-payment by Owner, the cure period shall not exceed thirty (30) days. For purposes of clarity and not of limitation, breach by either Party of any obligation set forth in Sections 2, 3, 4, 5, 6, 7 or 9.5 shall be considered a breach of a material obligation and give rise to the rights contained in this paragraph.

9.5 Upon termination of this Agreement for any reason, all fees, compensation, and expenses due to Management in connection with Services rendered before the date of termination shall become immediately due and payable to Management.

10. Relationship of Parties.

10.1 Independent Contractor Status. This Agreement establishes an independent contractor relationship.

10.2 Current Management Status. Management shall be solely responsible for determining the method, details and means of performing the Services. Management may engage the services of such employees, subcontractors, partners or agents, as Management deems necessary to perform the Services, subject to Owner approving the number of employees and compensation of the personnel (collectively, the “Personnel”). The Personnel are not and shall not be employees of Owner, and Management shall be wholly responsible for the professional performance of the Services by the Personnel such that the results are satisfactory to Owner. Management shall have the right, on behalf of Owner, to enter into agreements required to deliver the Services, provided that express, prior authorization by an authorized representative of the Owner has been obtained.

9

11. Notices. Any notices required or permitted hereunder shall be in writing and shall be personally delivered or sent by mail, Federal Express or similar courier service, all of which shall be effective upon receipt. Notices sent by mail or courier shall be addressed as follows:

If to Management:

Nevada Medical Group, LLC

Attn: Robert Hasman

3375 Pepper Lane

Las Vegas, NV 89120

rh@nevada-medical group.com

If to Owner:

Comprehensive Care Group, LLC

Attn: Don Marshall

3375 PO Box 242132

Little Rock, AR 72223

donjmar@yahoo.com

12. Assignment.

12.1 No Assignment. This Agreement may not be assigned by either Party without the other’s prior written consent, and any such attempted assignment shall be void and of no effect. Subject to the preceding sentence, Management shall not be required to seek or obtain the consent of Owner in connection with any assignment by Management: (i) to a parent, subsidiary, or affiliate; or (ii) in connection with a merger, acquisition, reorganization or consolidation, but Management shall provide reasonable notice to Owner of any such assignment before such assignment occurs.

13. Miscellaneous.

13.1 Licensing Fees. Owner shall be solely responsible for all governmental application and/or licensing fees related to this Agreement and Management’s performance of the Services as provided for herein.

10

13.2 Late Payments. All payments to Management from Owner that are not received when due will accrue a late fee in the amount of five percent (5%) annually, of the outstanding and unpaid balance per month.

13.3 Intentionally omitted.

13.4 Severability. Should any one or more of the provisions contained in this Agreement, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

13.5 Waiver of Breach. A waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by the other Party.

13.6 Limitation of Liability. Neither Party shall be liable for any indirect, special, consequential, punitive or similar damages, it being the intention of the parties to limit any damages awarded to actual damages experienced as a result of any breach by either Party.

13.7 Force Majeure. Except for obligations of payments to the Party, neither Party shall be held liable or responsible for failure or delay in fulfilling or performing any obligation of this Agreement in the event such failure or delay is due to Acts of God, governmental regulations or actions, inability to obtain material, labor, equipment or transportation or any other condition beyond the reasonable control of the affected Party, provided such Party has taken commercially reasonable steps to avert such causes or conditions. Each Party agrees to give the other Party prompt written notice of such causes or conditions. Each Party agrees to give the other Party prompt written notice of the occurrence and the nature of any such condition, and the extent to which the affected Party will be unable to fully perform its obligation hereunder. Each Party further agrees to use all reasonable efforts to correct the condition as quickly as possible.

The parties agree that in the event that future legislation is enacted or regulations are promulgated or a decision of a court is rendered that, in the opinion of legal counsel for either Party, affects or may affect the legality of this Agreement or materially and adversely affect the ability of either Party to perform its obligations or receive the benefits hereunder, then both parties agree to work in good faith to amend this Agreement as necessary to bring the Agreement into compliance with applicable laws and to carry out the original intention of the parties to the extent possible. In doing so, Parties agree to adhere to the prompt written notice requirements of this Section 13.7 and the notice requirements of Section 11.

13.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws the State of Arkansas, without regard to the principals of conflicts of law thereof. The Parties expressly waive any defense to enforcement based upon nonconformance with federal law.

11

13.9 Dispute Resolution – Negotiation, Mediation and Arbitration.

(a) Negotiation. In accordance with the terms of this Agreement, and upon written notice of any controversy, dispute, disagreement or claim arising out of or relating to this Agreement, the Parties shall attempt to resolve in good faith the controversy, dispute, disagreement or claim promptly by negotiation between the Parties (the “Negotiation”).

(b) Mediation. If the controversy, dispute, disagreement or claim has not been resolved by the Negotiation in accordance to Section 13.9(a) within thirty (30) calendar days after either Party requested in writing negotiation under Section 13.9(a), then the Parties agree to try in good faith to settle the controversy, dispute, disagreement or claim by mediation administered by the American Arbitration Association (“AAA”) under its Commercial Mediation Procedures, which are incorporated by reference into this Section 13.9(b). The mediation will take place in Pulaski County, Arkansas.

(c) Arbitration. If the Parties are unable to settle the controversy, dispute, disagreement or claim through mediation in accordance with Section 13.9(b) within thirty (30) calendar days after appointment of the mediator, or within such other period as the Parties may agree in writing, their sole avenue for relief shall be through binding Arbitration administered by the AAA under its Arbitration Rules and Mediation Procedures, which are incorporated by referenced into this Section 13.9(c). The arbitration will take place in Pulaski County, Arkansas and the arbitrator(s) shall apply the law of the State of Arkansas to the merits of any dispute or claim, without reference to rules of conflicts of laws. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties will determine the number of arbitrators in writing within forty-five (45) calendar days after appointment of the mediator, or within such other period as the Parties may agree in writing. If the Parties cannot make a decision within that forty-five (45) calendar day period of time, the AAA will determine the number of arbitrators.

13.10 Entire Agreement. This Agreement, inclusive of Exhibits, contains the full and complete understanding of the parties with respect to its subject matter and supersedes all prior representations and understanding, whether oral or written. This Agreement may only be modified by the mutual written consent of the parties.

13.11 Remedies. Owner and Management agree that Management and Owner will be entitled to the grant of equitable remedies in order to enforce this Agreement, including, without limitation, an expedited court issued affirmative injunction prohibiting the breach of any of the material provisions contained herein without the need to post any bond.

13.12 Attorneys’ Fees. If any dispute arises between the parties with respect to this Agreement, and there follows a proceeding to resolve such dispute, the prevailing Party in such proceeding shall be entitled to receive its reasonable attorney’s fees, expert witness fees and out-of-pocket costs incurred in connection with any such proceeding at any level, in addition to any other relief it may be awarded.

12

13.13 Conformance of Agreement to Arkansas Regulatory Conditions and Approval. The Parties acknowledge and agree that the terms of this Agreement are subject to the approval of the Authorities and the Parties agree to negotiate in good faith to conform with any guidance provided by the Authorities relating to this Agreement.

13.14 Survival. Sections 2, 5, 7, 8 and 9 of this agreement and any meant to survive the termination of this Agreement shall survive termination of this Agreement, regardless of the reason for termination.

13.15 Time. Time is of the essence for this Agreement and each provision contained in this Agreement. Any extension of time granted for the performance of any obligation under this Agreement will not be considered an extension of time for the performance of any other obligation under this Agreement.

13.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

13.17 Advice of Counsel. Each Party acknowledges that, in executing this Agreement, it has had the opportunity to seek the advice of independent legal counsel and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any Party by reason of the drafting or preparation hereof.

13.18 Counterparts. The parties may execute this Agreement in any number of counterparts, each of which will be deemed an original.

13.19 Right to Inspect the books. All books, reports, financial reports, records, contracts and accounts of the Owner’s company, together with executed copies of this Agreement and all other company agreements and any amendment thereof, shall be available for inspection and copying by Management upon providing three (3) days’ advance written notice. Any such inspection by Management shall be conducted at reasonable times so as to avoid interfering with Owner’s business.

[Signature page Follows]

13

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first set forth above.

OWNER:		MANAGEMENT:

Comprehensive Care Group, LLC		Nevada Medical Group LLC

By:	/s/ Don Marshall	By:	/s/ Robert Hasman
	Manager		President

Name:	Don Marshall	Name:	Robert Hasman
Title:	Manager and Member	Title:	President

14

EXHIBIT A

STATEMENT OF WORK

Operations Management Services

Management will have full responsibility and authority to manage the day-to-day operations of all of Owner’s business activities conducted at Owner’s Facility, including but not limited to: General retail management, manufacturing, processing, sales, inventory management, human resource, payroll management, security, marketing, compliance and general administrative functions, provided, however, that Management shall be required to obtain the unanimous written consent of Owner and DEP Nevada Inc., a Nevada corporation (“BAM”) (who serves as a lender to Owner) prior to taking any of the following actions on behalf of Owner in connection with Owner’s Facility:

1. A decision to employ or engage persons where such person’s compensation is in excess of USD $10,000.00 per month;

2. A decision to contract to sell, sell, exchange, grant any option on, or otherwise transfer or dispose of any real property or personal property of Owner or any portion thereof or any interest therein other than inventory or product sales in the ordinary course of business (collectively, “Non-Product Sales”) in a single transaction or a series of related transactions;

3. A decision to borrow money from any person or entity;

4. A decision to contract to lease any real property of Owner or any portion thereof or any interest therein;

5. A decision to mortgage, pledge, hypothecate or authorize or grant any security interest or lien in or on real property or personal property of Owner;

6. A decision to make any purchases or expenditures for the organization, operation and conduct of the business and affairs of Owner as to any non-cost-of-goods expenses such as capital expenses (collectively, “Non-COGS Expenses), or to negotiate, execute, acknowledge, file, record, deliver and perform any agreements and instruments necessary or appropriate for the conduct of Owner’s business and affairs as to any Non-COGS Expenses with a value greater than USD $10,000.00 per transaction or series of related transactions or any Non-Product Sales with a value greater than USD $10,000.00 per transaction or series of related transactions;

15

7. A decision to prepay, modify, amend, renew, or extend any authorized indebtedness of Owner;

8. A decision to execute and accept any instrument, conveyance, or agreement incident to the real property or personal property of Owner or the Owner’s except for any inventory or product sales in the ordinary course of business or any cost-of-goods expenses; and

9. A decision to enter into contracts, leases or other business undertakings to further the purposes of the Owner’s business (except for any inventory or product sales in the ordinary course of business or any cost-of-goods expenses) with a value greater than USD $10,000 per transaction or series of related transactions.

Management shall provide monthly management reports to Owner. Management reports shall provide information on income, expense, human resource, sales updates and projections, and any additional pertinent information.

Owner shall have the right to audit, and/or monitor bookkeeping, management, daily operations as needed.

16

EXHIBIT B

COMPENSATION FOR SERVICES

In consideration for the Services, commencing on the effective date of this Agreement, Owner agrees to pay Management an Operations Management Fee (as defined below) for providing the Operations Management Services described in Exhibit A.

The “Operations Management Fee” will be calculated as follows:

A monthly management fee shall be paid to Management in the amount equal to sixty-six and 67/100 percent (66.67%) of the Monthly Net Profits (as defined below) of Owner for the immediately-preceding month, all as determined in a manner mutually agreeable to Management and Owner. Notwithstanding the foregoing, in the event that BAM effectuates a Conversion (as defined under that certain Convertible Loan Agreement of even date herewith between BAM and Owner), then Management’s Operations Management Fee shall equal USD $6,000.00 per month, unless otherwise agreed by the parties in writing. For purposes of this Agreement, “Monthly Net Profits” means, for each calendar month, an amount equal to Owner’s gross revenue for such calendar month less the Owner’s operating expenses, including all applicable expenses under Section 2 of this Agreement, cost of goods sold, interest, and tax for said month, all as reasonably determined in accordance with generally accepted accounting principles.

In accordance with the accounting procedures as defined by “Monthly Net Profits” above, the 33.33% remainder of the Monthly Net Profits shall be paid to CCG, which in its sole discretion, may distribute to its owners.

17